                                                                   EXHIBIT 10.83

                                    GUARANTY

                  GUARANTY, dated as of January 9, 2004 (the "Guaranty"), made by THE NEW YORK MORTGAGE COMPANY, LLC (the "Guarantor") in favor of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the "Lender"), party to the Loan and Security Agreement referred to below.

                                    RECITALS

                  Pursuant to the Loan and Security Agreement dated as of January 9, 2004, (as amended, supplemented or otherwise modified from time to time, the "Agreement") between New York Mortgage Funding, LLC (the "Borrower"), a subsidiary of the Guarantor, and the Lender, the Lender has agreed to make Advances to the Borrower upon the terms and subject to the conditions set forth therein. It is a condition precedent to the obligation of the Lender to make the Advances to the Borrower under the Agreement that the Guarantor shall have executed and delivered this Guaranty to the Lender.

                  NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Agreement and to induce the Lender to make the Advances to the Borrower under the Agreement, the Guarantor hereby agrees with the Lender as follows:

                           1. Defined Terms. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

                  (a) "Change of Control" means with respect to any entity, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of such entity at any time if after giving effect to such acquisition (i) such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock or (ii) Steven B. Schnall does not own more than fifty (50%) of such outstanding shares of voting stock; provided, however, that the contribution by the members of the Guarantor of their membership interests in the Guarantor to New York Mortgage Trust, Inc. ("NYMT") under that certain Contribution Agreement, dated as of December 22, 2003, by and among Steven B. Schnall and Joseph V. Fierro, as contributors, and NYMT, upon completion of the initial public offering of NYMT shall not constitute a Change of Control.

                  (b) "Obligations " shall mean the obligations and liabilities of the Borrower to the Lender, including, without limitation, the obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Agreement, the Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, all Claims (as defined in Section 101 of the Bankruptcy Code) of the Lender against the Borrower, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of the Agreement) or otherwise.

                  (c) "Material Adverse Effect" shall mean with respect to any Person, a material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of such Person or the validity or enforceability of this or any of the other documents to which such Person is a party or the rights or remedies of the Lender thereunder or hereunder.

                  (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

                  (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                      2. Guaranty. (a) The Guarantor hereby, unconditionally and irrevocably, guarantees to the Lender and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing any rights with respect to, or collecting any or all of the obligations or liabilities of the Guarantor under this Guaranty. The foregoing indemnification shall survive the termination of the Agreement. This Guaranty shall remain in full force and effect until the Obligations are paid in full.

                  (c) Except for payments required to be made by the Guarantor hereunder, no other payments affect the Guarantor's liability under the Guaranty. No payment or payments made by the Borrower, the Guarantor, any other guarantor or any other Person or received or collected by the Lender from the Borrower, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations until the Obligations are paid in full and the Agreement is terminated, subject to the provisions of Section 9 hereof

                  (d) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability hereunder, it will notify the Lender in writing that such payment is made under this Guaranty for such purpose.

                  3. Representations, Warranties and Covenants of Guarantor. (a) Guarantor hereby represents and warrants throughout the term of this Guaranty (i) that it is duly organized and validly existing in good standing under the laws of the jurisdiction under which it is organized and is duly qualified to do business and is in good standing in every other jurisdiction as to which the nature of the business conducted by it makes such qualification necessary, (ii) that it has power and authority to enter into and perform this Guaranty, (iii) that execution, delivery and performance of this Guaranty by it have been duly authorized by proper action and are not in contravention of law or of the terms of its articles of incorporation, by-laws, or any agreement, instrument, indenture or other undertaking to which it is a party or by which it is bound, (iv) that all registrations and approvals of any governmental agency, department or commission necessary for the execution, delivery and performance of this Guaranty and for the validity and enforceability thereof, have been obtained and are in full force and effect, (v) that this Guaranty has been duly and validly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor, in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to the availability of equitable remedies, (vi) that no legal proceedings are pending, or threatened, before any court or governmental agency which would materially and adversely affect its financial condition, operations or any licenses or its ability to perform under this Guaranty, (vii) the execution, delivery and performance of this Guaranty will not violate any Requirement of Law or Contractual Obligation of the Guarantor or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation,
(viii) that the Guarantor has received and reviewed copies of the Loan Documents, (ix) that no Default or Event of Default has occurred and is continuing under this Guaranty, (ix) that the Guarantor has a financial interest in the Borrower and the Guarantor has determined that it will benefit from the execution of the Loan Documents, (x) that no Requirement of Law or Contractual Obligation of the Guarantor or its material subsidiaries has a Material Adverse Effect, and (xii) that the Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

                  (b) The Guarantor covenants and agrees with the Lender that, until the payment in full of the Obligations:

                           (i) Maintenance of Tangible Net Worth. The Tangible Net Worth (plus the principal amount of any subordinated debt) of the Guarantor, on a consolidated basis and on any given day, shall be equal to or greater than $12,000,000, or such greater amount provided in any other guaranty, loan agreement, indenture or other material agreement entered into by the Guarantor and the Lender.

                           (ii) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Guarantor shall not permit the ratio of Total Indebtedness (not taking into account the aggregate outstanding amount borrowed by the Guarantor under any secured financing facilities for which adequate collateral has been pledged thereunder by the Guarantor) to Tangible Net Worth, on a consolidated basis and on any given day, to be greater than 20:1;

                           (iii) Liquidity. The aggregate amount of the Guarantor's cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities, on a consolidated basis and on any given day, shall be equal to or greater than $4,000,000;

                           (iv) Profitability. The Guarantor shall have a GAAP after tax net income of at least $1.00 for each fiscal quarter commencing in the first quarter of 2004;

                           (v) Restricted Payments. Guarantor shall not make any Restricted Payments following an Event of Default.

                           (vi) Financial Statements. The Guarantor shall deliver to the Lender:

                           (A)(i) as soon as available and in any event within 30 days after the end of each month, the consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings for the Guarantor and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Guarantor, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

                           (ii) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Guarantor, the consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings for the Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Guarantor, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (B) as soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor, the consolidated balance sheets of the

         Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

                  (C) from time to time such other information regarding the financial condition, operations, or business of the Guarantor or the Borrower as the Lender may reasonably request; and

                  (D) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which the Guarantor or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Guarantor setting forth details respecting such event or condition and the action, if any, that the Guarantor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Guarantor or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
              Section 412(d) of the Code); and any request for a waiver under
              Section 412(d) of the Code for any Plan;

                           (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Guarantor or an ERISA Affiliate to terminate any Plan;

                           (iii)    the institution by PBGC of proceedings under
              Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a Multiemployer Plan by the Guarantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
              Section 4041A of ERISA;

                           (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                           (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Guarantor or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

                  (e) Certificate of a Responsible Officer of the Guarantor. At the time that the Guarantor delivers financial statements to the Lender in accordance with Section 3(b) (vi) hereof, the Guarantor shall forward to the Lender a certificate of a Responsible Officer of the Guarantor which demonstrates that the Guarantor is in compliance with the covenants set forth in Sections 3(b) (i)-(iv) above.

                      4. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Guarantor to the Lender in connection with the negotiation, preparation or delivery of the Agreement, this Guaranty and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Guarantor to the Lender in connection with the Agreement, this Guaranty and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Guarantor that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender in connection with the transactions contemplated hereby or thereby.

                  5. Right of Set-off. The Guarantor hereby irrevocably authorizes the Lender and each of its affiliates at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any of its affiliates to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Lender or any of its affiliates may elect, against and on account of the Obligations and liabilities of the Guarantor to the Lender hereunder and claims of every nature and description of the Lender or any of its affiliates against the Guarantor, in any currency, whether arising hereunder, under the Agreement as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Lender shall notify the Guarantor promptly of any such set-off and the application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

                  6. Existence, Etc. The Guarantor will at all times during the term of this Guaranty:

                           (a)      preserve and maintain its legal existence
and all of its material rights, privileges, licenses and franchises;

                           (b)      comply with the requirements of all
applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect and promptly, and in any event within 7 days after receipt of notice on any of the following, give to the Lender notice of all legal or arbitrable proceedings affecting the Guarantor or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect;

                           (c)      keep adequate records and books of account,
in which complete entries will be made in accordance with GAAP consistently applied;

                           (d)      pay and discharge all taxes, assessments and
governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

                           (e)      permit representatives of the Lender, during
normal business hours upon three (3) Business Days prior written notice at a mutually desirable time (or at any time and from time to time during the continuance of a Default or an Event of Default), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender; provided that such representatives are party to or otherwise bound by a confidentiality agreement sufficient to ensure compliance with relevant securities laws.

                  7. Notices. The Guarantor shall give notice to the Lender promptly:

                  (a) upon the Guarantor becoming aware of, and in any event within seven (7) Business Days after, the occurrence of any Default or Event of Default or any event of default or default under any other material agreement of the Guarantor;

                  (b) upon, and in any event within three (3) Business Days after receipt of notice by the Guarantor or any agent thereof in respect of any legal or arbitrable proceedings affecting the Guarantor or any of their Subsidiaries (i) that questions or challenges the validity or enforceability of any of the Loan Documents or (ii) in which the amount in controversy exceeds $1,000,000;

                  (c) upon the Guarantor becoming aware of any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect; and

                  (d) upon the entry of an uninsured judgment or decree against the Guarantor in an amount in excess of $1,000,000.

Each notice pursuant to this Section 6 (other than 6(e)) shall be accompanied by a statement of a Responsible Officer of the Guarantor setting forth details of the occurrence referred to therein and stating what action the Guarantor has taken or proposes to take with respect thereto.

         All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages of the Agreement); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  8. Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by the Lender or any of its affiliates for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Obligations are paid in full, and the Agreement is terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine.

                  9. Amendments, Etc. with Respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, (i) any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender and any of the Obligations may be continued, (ii) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, (iii) the Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lender may deem advisable from time to time, and (iv) any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings. The Lender may release any Collateral pledged to it in its sole discretion. The Guarantor hereby further consents to any renewal or modification of any Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this Guaranty, and waives notice with respect thereto.

                  10. Waiver of Rights. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty; the Obligations, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Guarantor and the Borrower, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor hereby waives diligence;

presentment; demand for payment or performance; filing of claims with any court in case of the insolvency, reorganization or bankruptcy of the Borrower; protest or notice with respect to the Obligations or the amounts payable by the Borrower thereunder; and all demands whatsoever; any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of the Guarantor, including (but without typifying or limiting this waiver), failure by the Lender to perfect a security interest in any collateral securing performance of any Obligation or to realize the value of any collateral or other assets which may be available to satisfy any Obligation and any delay by the Lender in exercising any of its rights hereunder or against the Borrower.

                  11. Guaranty Absolute and Unconditional. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Borrower of the Obligations and not only of their collectibility (a) without regard to (i) the validity, regularity or enforceability of the Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender, (iii) any defense by the Borrower to the Obligations or any subordination of the Lien on the Collateral or the priority of the Lender in the Collateral, or (iv) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance and (b) is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Obligations from the Borrower. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee without regard to waiver, forbearance, compromise, release, settlement, the dissolution, liquidation, reorganization or other change regarding the Borrower, or the Borrower being the subject of any case or proceeding under any bankruptcy or other law for the protection of debtors or creditors, or any other action or matter that would release a guarantor. When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Agreement shall be terminated, notwithstanding that from time to time during the term of the Agreement the Borrower may be free from any Obligations and subject to the provisions of Section 9 hereof.

                  12. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or avoided or is restored, repaid or returned by the Lender for any reason after the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantor, or the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  13. Events of Default. Each of the following events and occurrences shall constitute an Event of Default under this Guaranty:

                  (a) The Guarantor shall (i) fail to make any payment required to be made to Lender under this Guaranty or (ii) fail to comply with the requirements of Section 3 of this Guaranty.

                  (b) The Guarantor shall fail to observe or perform any other agreement contained in this Guaranty or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of one (1) Business Day.

                  (c) The Guarantor shall fail to pay any money due under any other agreement, note, indenture or instrument evidencing, securing, guaranteeing or otherwise relating to indebtedness of the Guarantor for borrowed money, or the Guarantor receives notice, or a Responsible Officer has knowledge, of any other default or event of default other event which with the giving of notice or the passing of time or both would constitute a default or event of default under any such agreement or instrument.

                  (d) A proceeding or case shall be commenced, without the application or consent of the Guarantor or any of its Subsidiaries, as applicable, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Guarantor, or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Guarantor or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Guarantor or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code.

                  (e) The Guarantor or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding- up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

                  (f) The Guarantor or any Affiliate thereof becomes insolvent or admits in writing to its inability to pay its debts as they mature.

                  (g) Any other event shall occur with respect to the Guarantor which, in the sole good faith discretion of the Lender, has had a Material Adverse Effect.

                  (h) Any Change of Control of the Guarantor shall have occurred. The Lender shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Guarantor and such information and/or responses shall not have been provided within three (3) Business Days of such request.

                  14. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Lender without set-off or counterclaim in U.S. Dollars in accordance with the wiring ins tructions of the Lender.

                  15. Maintenance of Separateness. The Guarantor acknowledges that the Lender is relying upon and will continue to rely on the separate legal identity and the separate assets of the Borrower as distinguished from any other Person. The Guarantor agrees that the Borrower's business shall be operated and its affairs shall be conducted in such a manner that its assets and liabilities can be readily determined and shall not be substantively consolidated with those of any other Person in the event of the bankruptcy or insolvency of the Guarantor or such other Person. Without limiting the foregoing, the Guarantor acknowledges that the Borrower shall conduct its business in its own name, maintain its books and records separate from those of any other Person, maintain its bank accounts separate from those of any other Person, maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, pay its own liabilities and expenses only out of its own funds, enter into a transaction with an Affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a Person or entity that is not an Affiliate, allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, hold itself out as a separate entity, maintain adequate capital in light of its contemplated business operations and observe all other appropriate entity and other organizational formalities.

                  16       Severability. Any provision of this Guaranty which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  17. Integration. This Guaranty represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein.

                  18. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Lender, provided that any provision of this Guaranty may be waived by the Lender.

                  (b) The Lender shall not by any act (except by a written instrument pursuant to Section 18(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                           19.      Section Headings. The section headings used
in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                           20.      Successors and Assigns. This Guaranty shall
be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and its successors and assigns. This Guaranty may not be assigned by the Guarantor without the express written consent of the Lender in its sole discretion and any attempt to assign or transfer this Guaranty without such consent shall be null and void and of no effect whatsoever. Lender may assign the Guaranty at any time without the consent of the Guarantor.

                           21.      Governing Law. This Guaranty shall be
governed by New York law without reference to choice of law doctrine.

                           22.      SUBMISSION TO JURISDICTION; WAIVERS. THE
GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                           (A)      SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY
LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF

ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, OR THE COURTS OF THE STATE OF NEW YORK, WITHIN THE COUNTY OF NEW YORK, IN THE EVENT THE FEDERAL COURT LACKS OR DECLINES JURISDICTION;

                           (B)      CONSENTS THAT ANY SUCH ACTION OR PROCEEDING
MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                           (C)      AGREES THAT SERVICE OF PROCESS IN ANY SUCH
ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

                           (D)      AGREES THAT NOTHING HEREIN SHALL AFFECT THE
RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                           23.      WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR
AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                           24.      Termination. This Guaranty shall terminate
upon the final payment in full of the Obligations and the termination of the Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                            THE NEW YORK MORTGAGE COMPANY, LLC

                                                 By:  /s/ Steven B. Schnall
                                                      __________________________
                                                 Name:  Steven B. Schnall
                                                 Title: President